UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2023

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On October 25, 2023, Nuvve Holding Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named on the signature page thereto (the “Purchasers”), which provides for the sale and issuance by the Company in a registered direct offering (the “Offering”) of an aggregate of (i) 4,366,092 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $0.15 per share (the “Shares”), and (ii) pre-funded warrants to purchase up to 9,406,848 shares of Common Stock at a purchase price of $0.1499 per pre-funded warrant (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”), which represents the per share price for the Shares less the exercise price of $0.0001 per share. The Offering closed on October 27, 2023. The aggregate gross proceeds to the Company from the Offering were approximately $2.07 million, before deducting placement agent commissions and other estimated offering expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and customary indemnification obligations of the Company.

On October 25, 2023, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Aegis Capital Corp. (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities in the Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the Securities. The Company also agreed to reimburse the Placement Agent for certain expenses. The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Placement Agent, customary conditions to closing, and customary indemnification obligations of the Company.

The Offering was made pursuant to a shelf registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) (Registration No. 333-264462), a base prospectus, dated May 5, 2022, included as part of the registration statement, and a prospectus supplement, dated October 25, 2023.

The Placement Agent Agreement, form of Pre-Funded Warrant and Purchase Agreement are filed as Exhibits 1.1, 4.1, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the terms of the Placement Agent Agreement, Pre-Funded Warrants and Purchase Agreement set forth above are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Baker & Hostetler LLP relating to the shares of Common Stock is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

The Company issued a press release announcing the closing of the Offering on October 27, 2023. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated October 25, 2023, by and between the Company and Aegis Capital Corp., as the placement agent.
4.1	Form of Pre-Funded Warrant
5.1	Legal Opinion of Baker & Hostetler LLP
10.1	Form of Securities Purchase Agreement, dated October 25, 2023, by and between the Company and the Purchasers named therein
99.1	Press Release dated October 27, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2023

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

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